As filed with the Securities and Exchange Commission on June 21, 2019

Registration No. 333-230966

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RING ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	90-0406406
(State of incorporation)	(IRS Employer Identification No.)

901 West Wall St., 3rd Floor

Midland, TX 79701

(432) 682-7464

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William R. Broaddrick

Chief Financial Officer

6555 S. Lewis Ave, Suite 200

Tulsa, Oklahoma  74136

(918) 499-3880

(Name, address, including zip code, and telephone number, including are code, of agent for service)

With a copy to:

Mark L. Jones

Baker & Hostetler LLP

811 Main Street, Suite 1100

Houston, TX 77002

Telephone: (713) 646-1395

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $0.001 par value per share	4,581,001	$5.30	$24,279,306	(3)	$2,943	(3)

(1)	Represents 4,581,001 shares of common stock issued pursuant to the Purchase and Sale Agreement between the registrant and the selling stockholder, which is comprised of 2,042,930 shares of common stock issued to the selling stockholder and an additional 2,538,071 shares being held in escrow in our name (the “Escrowed Shares”) to satisfy potential indemnification claims arising under the Purchase Agreement. The Escrowed Shares will be released to the selling stockholder to the extent not used to satisfy indemnification claims pursuant to the Purchase and Sale Agreement.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) of the Securities Act based on a price of $5.30, which was the average of the high and low sales prices of the common stock, as reported on the NYSE American on April 17, 2019. The registration fees totaling $2,943 were previously paid with the initial filing of this Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-230966), originally filed by Ring Energy, Inc. (“Ring”) with the U.S. Securities and Exchange Commission on April 19, 2019, is being filed solely to update certain information.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER WE NOR THE SELLING STOCKHOLDER MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated June 21, 2019

PRELIMINARY PROSPECTUS

4,581,001 Shares

RING ENERGY, INC.

Common Stock

This prospectus relates to the possible resale or other disposition of up to 4,581,001 shares of our common stock par value $0.001 per share, which may be offered for sale from time to time by the selling stockholder named in this prospectus or by any transferee, assignee or other successor-in-interest that receives shares from the selling stockholder as may be named in any supplement to this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of any shares of common stock by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

The prices at which the selling stockholder may dispose of its shares of common stock will be determined by the selling stockholder at the time of sale and may be at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or at negotiated prices. Information regarding the selling stockholder and the times and manner in which it may offer and sell the shares or interests therein under this prospectus is provided under “Selling Stockholder” and “Plan of Distribution” in this prospectus. The selling stockholder may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We encourage you to carefully read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, before you invest in our common stock.

Our common stock trades on the NYSE American under the symbol “REI.” The last reported sales price of our common stock on June 19, 2019, was $3.20 per share.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS ASSOCIATED WITH ANY INVESTMENT IN OUR SECURITIES THAT ARE DESCRIBED IN “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS, ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED HEREIN AND THEREIN BY REFERENCE BEFORE MAKING AN INVESTMENT DECISION IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2019

Neither we nor the selling stockholder has authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable supplement to this prospectus or any associated “free writing prospectus.” In this prospectus, any reference to an applicable prospectus supplement may refer to a “free writing prospectus,” unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither this prospectus nor any applicable prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, and neither this prospectus nor any applicable prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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EXPLANATORY NOTE

On February 25, 2019, we entered into a Purchase and Sale Agreement (“Purchase Agreement”) with Wishbone Energy Partners, LLC, Wishbone Texas Operating Company LLC and WB WaterWorks, LLC (collectively, the “Sellers”), pursuant to which we agreed to acquire Sellers’ oil and gas properties and interests in the Permian Basin. Upon closing under the Purchase Agreement on April 9, 2019 (the “Closing Date”), we issued 4,581,001 shares of our common stock, which included 2,042,930 shares of our common stock issued to Wishbone Energy Partners, LLC, and an additional 2,538,071 shares of common stock being held in escrow in our name to satisfy potential indemnification claims arising under the Purchase Agreement. To the extent not returned to us in connection with indemnification claims, a portion of the shares held in escrow will be released to Sellers six (6) months after the Closing Date with any remaining amount being released twelve (12) months after the Closing Date.

In accordance with the Purchase Agreement, we entered into a Registration Rights Agreement (“Registration Rights Agreement”), which obligates us to prepare and file a registration statement covering the resale of the shares of common stock issued under the Purchase Agreement and to seek and maintain effectiveness of same. We have agreed, among other things, to indemnify the holders of the common stock under the Registration Rights Agreement with respect to certain liabilities and to pay certain fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.

All references to “Company,” “Ring,” “we,” “our,” “ours” and “us” refer solely to Ring Energy, Inc. References to “selling stockholder” refer to the stockholder listed under the “Selling Stockholder” section of this prospectus, who may sell shares from time to time as described in this prospectus.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, include all material information relating to this offering.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

Neither this prospectus nor any accompanying prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, and neither this prospectus nor any accompanying prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement may be delivered or securities may be sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement before you invest in our securities. You should also carefully read the additional information described in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” before you invest in our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and any prospectus supplement regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management or that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. When used in this prospectus or any prospectus supplement, the words “may,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “predict,” “target,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Actual results may differ materially from those implied or expressed by the forward-looking statements.

While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties relating to, among other matters, the risks discussed in “Risk Factors” and the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

These forward-looking statements speak only as of the date of this prospectus, or if earlier, as of the date they were made. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

PROSPECTUS SUMMARY

This summary description about us and information contained elsewhere in this prospectus does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. Before investing in our securities, you should read carefully the entire prospectus, including “Risk Factors,” together with the additional information described under “Information Incorporated By Reference.”

Our Company

We are a Midland-based oil and gas exploration, development and production company with current operations in the Permian Basin of West Texas. Our drilling operations target the Central Basin Platform in Andrews County and Gaines County, Texas and Lea County, New Mexico, and the Delaware Basin in Reeves County and Culberson County, Texas. We recently acquired additional oil and gas properties and assets in Gaines, Yoakum, Runnels, and Coke Counties, Texas and Lea County, New Mexico, primarily on the Northwest Shelf.

Corporate Information

Our principal executive offices are located at 901 West Wall St., Third Floor, Midland, Texas 79701. Our telephone number at that address is (432) 682-7464. Our website address is http://www.ringenergy.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

Risk Factors

An investment in our common stock involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those in “Item 1A Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, before making an investment decision. Please see “Risk Factors” on page 6 of this prospectus for further information.

THE OFFERING

Common stock offered by us	None

Common stock that may be offered by the selling stockholder	Up to 4,581,001 shares
Use of Proceeds	We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. Please read “Use of Proceeds” and “Selling Stockholder.”
Dividend Policy

The board of directors may from time to time declare, and we may pay, dividends on our outstanding shares of common stock in the manner and upon the terms and conditions provided by the corporation law of the State of Nevada.

We have not declared or paid any cash dividends on our common stock during the last five years. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying cash dividends in the foreseeable future.

NYSE American Trading Symbol	REI
Risk Factors

You should carefully read and consider the information beginning on page 6 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in our common stock.

RISK FACTORS

An investment in our common stock involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and the documents that we have incorporated by reference into this prospectus as provided under “Incorporation of Certain Information by Reference,” including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our common stock could decline materially, and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Relating to Our Common Stock and this Offering

We have no plans to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements, and investment opportunities. In addition, the terms of our Amended and Restated Credit Agreement dated April 9, 2019, with SunTrust Bank, as Administrative Agent, restrict the payment of dividends to the holders of our common stock and any other equity holders.

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.

Under our Articles of Incorporation, our board of directors is authorized to issue up to 50,000,000 shares of preferred stock, of which none are issued and outstanding as of the date of this prospectus. Also, our board of directors, without stockholder approval, may determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares. If the board causes shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected.

Our board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by our board of directors could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Preferred stock could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred stock would have preference in the event of liquidation of the Company, which means that the holders of preferred stock would be entitled to receive the net assets of the Company distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any shares of preferred stock.

Provisions under Nevada law could delay or prevent a change in control of Ring, which could adversely affect the price of our common stock.

In addition to the ability of our board of directors to issue preferred stock, the existence of some provisions under Nevada law could delay or prevent a change in control of Ring, which could adversely affect the price of our common stock. Nevada law imposes some restrictions on mergers and other business combinations between us and any holder of ten percent or more of our outstanding common stock.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease. Other factors that may affect the market price of our common stock include:

•	actual or anticipated fluctuations in our quarterly results of operations;

•	liquidity;

•	sales of common stock by our stockholders;

•	changes in oil and natural gas prices;

•	changes in our cash flow from operations or earnings estimates;

•	publication of research reports about us or the oil and natural gas exploration and production industry generally;

•	competition for, among other things, capital, acquisition of reserves, undeveloped land, and skilled personnel;

•	increases in market interest rates which may increase our cost of capital;

•	changes in applicable laws or regulations, court rulings, and enforcement and legal actions;

•	changes in market valuations of similar companies;

•	adverse market reaction to any indebtedness we may incur in the future;

•	additions or departures of key management personnel;

•	actions by our stockholders;

•	commencement of or involvement in litigation;

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry;

•	speculation in the press or investment community regarding our business;

•	political conditions in oil and natural gas producing regions;

•	the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems;
•	general market and economic conditions; and

•	domestic and international economic, legal, and regulatory factors unrelated to our performance.

In addition, the United States securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic, and industry factors may negatively affect the price of our common stock, regardless of our operating performance. Any volatility or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

Future stock offerings may dilute stockholders.

Given our plans and our expectation that we may need additional capital and personnel in the future, we may need to issue additional shares of common stock or securities convertible into or exercisable for shares of common stock, including preferred stock, options, or warrants. The issuance of additional common stock may dilute the ownership of our stockholders.

USE OF PROCEEDS

All proceeds from the disposition of the shares of common stock covered by this prospectus will go to the selling stockholder. We will not receive any proceeds from the disposition of the common stock by the selling stockholder. We have, however, agreed to pay certain fees and expenses incident to our contractual obligation to register these shares of common stock. See “Selling Stockholder” and “Plan of Distribution” for additional information.

SELLING STOCKHOLDER

This prospectus relates to the possible offer and sale from time to time by the selling stockholder identified below, or by any transferee, assignee or other successor-in-interest that receives shares from the selling stockholder as may be named in any supplement to this prospectus, of up to an aggregate 4,581,001 total shares of our common stock, which were issued by us pursuant to the Purchase Agreement.

The following table sets forth, based on information provided to us by the selling stockholder or known to us, the name of the selling stockholder and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The percentage of common stock owned by the selling stockholder is based on 67,810,711 shares of common stock outstanding as of June 19, 2019. The number of shares owned are those beneficially owned, as determined under the rules of the U.S. Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

The selling stockholder has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities.

The registration of the shares does not necessarily mean that any of these shares will be offered or sold by the selling stockholder. The selling stockholder may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices; however, the information below with respect to shares beneficially owned after the offering assumes the sale of all shares offered and no other purchases or sales of our common stock.

We prepared the table based on information provided to us by the selling stockholder. We have not sought to verify such information. Other information about the selling stockholder may also change over time. Except as otherwise indicated, the selling stockholder has sole voting and dispositive power with respect to such shares.

	Shares of Common Stock Beneficially Owned Prior to the Offering			Shares of Common Stock Being Offered Hereby		Shares of Common Stock Beneficially Owned After Completion of the Offering (1)
Name of Selling Stockholder	Number		Percent	Number		Number	Percent
Wishbone Energy Partners, LLC (2)	4,581,001	(3)	6.8%	4,581,001	(3)	-	-

(1) Assumes the sale of all shares of common stock registered pursuant to this prospectus; however, to our knowledge, the selling stockholder is not under any obligation to sell any shares of common stock at this time.

(2) The selling stockholder’s address is 10613 W Sam Houston Pkwy N #400, Houston, Texas 77064. Q-Wishbone (V) Investment Partners, LLC (“Q-Wishbone”) has the right to appoint a majority of the members of the board of directors of the selling stockholder. QEM V, LLC (“QEM V LLC”) is the managing member of Q-Wishbone. Any decision taken by QEM V LLC to vote, or to direct the voting of, and to dispose, or to direct the disposition of, the securities held by the selling stockholder would require the approval of a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. Therefore, Q-Wishbone, QEM V LLC and Mr. VanLoh may be deemed to share voting and dispositive power over the securities held by the selling stockholder and may also be deemed to be the beneficial owner of these securities. Q-Wishbone, QEM V LLC and Mr. VanLoh disclaim beneficial ownership of such securities in excess of their pecuniary interest in the securities.

(3) Includes 2,538,071 shares held in escrow to satisfy potential indemnification claims associated with the Purchase Agreement. During such time as such shares are held in escrow, the selling stockholder has no voting rights with respect thereto.

PLAN OF DISTRIBUTION

The selling stockholder may from time to time offer some or all of the shares of common stock (collectively, the “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution or to name any transferee, assignee or other successor-in-interest that received shares from the selling stockholder.

We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents. The selling stockholder will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares of common stock.

The selling stockholder may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that it is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholder in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the Securities for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•	through distribution by the selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of us or the selling stockholder; or

•	any combination of the foregoing, or any other available means allowable under applicable law.

In connection with sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and may receive commissions from the purchasers of the shares of common stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of common stock from or through such broker-dealer or agent.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling stockholder and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholder may also transfer, devise or gift the shares of common stock by other means not covered in this prospectus in which case the transferee, devisee or donee will be the selling stockholder under this prospectus.

If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statement of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

If underwriters are used in the sale of any securities, an underwriting agreement will be executed with the underwriter at the time of sale, and we will identify any underwriters or agents and describe their compensation in a prospectus supplement used to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person.

Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all expenses of the registration of the shares of common stock including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws. The selling stockholder will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement or the selling stockholder will be entitled to contribution. We will be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement or will be entitled to contribution. Once sold under this shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

Please see our registration statement on Form 8-A (File No. 001-36057) filed on August 28, 2013 (together with any amendments thereto and the other documents incorporated by reference therein), which is incorporated by reference herein, for a description of our common stock.

LEGAL MATTERS

The validity of our common stock offered by this prospectus will be passed upon for us by Baker & Hostetler LLP, Houston, Texas.

EXPERTS

Independent Accountants

Eide Bailly LLP, our independent registered public accounting firm, has audited our balance sheets as of December 31, 2018 and 2017, and the related statements of operations, statements of stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2018, and the effectiveness of Ring Energy, Inc.’s internal controls over financial reporting as of December 31, 2018. We have incorporated by reference our financial statements in this prospectus and elsewhere in the registration statement of which this prospectus is a part in reliance on Eide Bailly LLP’s report, given on their authority as experts in accounting and auditing.

Wishbone Energy Partners, LLC’s audited consolidated balance sheets as of December 31, 2018 and 2017, and the related, audited consolidated statements of operations, statements of members’ equity and statements of cash flows for the years ended December 31, 2018 and 2017, included in Ring Energy, Inc.’s Current Report on Form 8-K/A filed with the SEC on June 19, 2019, and incorporated by reference herein have been so incorporated in reliance on the reports of Moss Adams LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

Petroleum Engineers

The information regarding estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom is based upon estimates of such reserves and present values prepared by or derived from estimates included in this prospectus, prepared by independent third party engineers and audited by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. The information incorporated by reference into this prospectus, including the estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom, is based upon estimates of such reserves and present values as of December 31, 2018, prepared by or derived from the “Evaluation Summary” dated January 31, 2019, prepared by Cawley, Gillespie & Associates, Inc. All such information incorporated by reference herein has been included in reliance on the authority of said firms as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site, located at www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically.

Our website address is http://www.ringenergy.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in our common stock, you should always check for and review reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 8, 2019;

•	Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on February 28, 2019, April 12, 2019, and June 19, 2019; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 28, 2013, and including any subsequent amendments or reports filed with the SEC for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

We will provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: Ring Energy, Inc., 6555 S. Lewis Ave., Suite 200, Tulsa, Oklahoma 74136, Attention: William R. Broaddrick, or by telephone number at (918) 499-3880.

RING ENERGY, INC.

4,581,001 Shares of Common Stock

PROSPECTUS

                       , 2019

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby:

SEC Registration Fee		$2,943
Printing costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Any estimate of the aggregate fees and expenses in connection with a particular offering of the securities registered herby will be included in the applicable prospectus supplement. All of the above expenses will be borne by the Company.

Item 15. Indemnification of Directors and Officers.

Under the provisions of Section 78.7502 of the Nevada Revised Statutes (NRS), the Company is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer, if the director or officer is successful in the defense of such proceedings. Section 78.7502 also provides that the Company may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, in the case of a criminal action, if it is determined that he or she had no reasonable cause to believe his or her conduct was unlawful, and in either event, provided the director is not liable for a breach of the duties set out in Section 78.138 of the NRS. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Company (except for expenses allowed by a court).

The Company’s Articles of Incorporation and Bylaws also provide for indemnification of directors and officers of the Company to the full extent permitted by applicable law. Under the provisions of the Company’s Bylaws, the Company is required to indemnify officers or directors (while the current provisions of Section 78.7502 of the NRS provide for “permissive” indemnification). Except with respect to stockholder derivative actions, the Bylaw provisions generally state that the director or officer will be indemnified against expenses, amounts paid in settlement and judgments, fines, penalties and/or other amounts incurred with respect to any threatened, pending or completed proceeding, provided that (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

The foregoing standards also apply with respect to the indemnification for expenses incurred in a stockholder derivative suit. However, a director or officer may only be indemnified for settlement amounts or judgments incurred in a derivative suit to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

In accordance with the NRS, the Company’s Articles of Incorporation contain a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director’s liability to the Company or its stockholders for monetary damages except (i) for acts or omissions not in good faith or which involve intentional or reckless misconduct or a knowing violation of law, and (ii) under Section 78.300 of the NRS providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty including any such actions involving gross negligence.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
2.1	Stock for Stock Exchange Agreement dated May 3, 2012	8-K	000-53920	2.1	7/5/2012
2.2	Merger Agreement dated November 7, 2012	8-K	000-53920	2.1	11/26/2012
2.3**	Purchase and Sale Agreement, dated February 25, 2019, by and among Ring Energy, Inc. and Wishbone Energy Partners, LLC, Wishbone Texas Operating Company LLC and WB WaterWorks, LLC	8-K	001-36057	2.1	2/27/2019
4.1	Registration Rights Agreement, dated April 9, 2019, by and between Ring Energy, Inc. and Wishbone Energy Partners, LLC	8-K	001-36057	4.1	4/12/2019
5.1	Opinion of Baker & Hostetler LLP					X
23.1	Consent of Eide Bailly LLP					X
23.2	Consent of Moss Adams LLP					X
23.3	Consent of Cawley, Gillespie & Associates, Inc.					X
23.4	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page to this Registration Statement previously filed)

* To be filed by amendment or as an exhibit to a current report on Form 8-K.

** Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made; a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3, Form SF-3, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Midland, State of Texas, on June 21, 2019.

Ring Energy, Inc.

By:	/s/ Kelly Hoffman
Mr. Kelly Hoffman
Chief Executive Officer and Director

Date: June 21, 2019

By:	/s/ William R. Broaddrick
Mr. William R. Broaddrick
Chief Financial Officer

Date:  June 21, 2019

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Capacity	Date
By:	/s/ Kelly Hoffman	Chief Executive Officer and Director	June 21, 2019
	Mr. Kelly Hoffman	(Principal Executive Officer)

By:	/s/ William R. Broaddrick	Chief Financial Officer (Principal Financial and	June 21, 2019
	Mr. William R. Broaddrick	Accounting Officer)

By:	*		June 21, 2019
	Mr. David A. Fowler	President and Director

By:	*		June 21, 2019
	Mr. Lloyd T. Rochford	Director

By:	*		June 21, 2019
	Mr. Anthony B. Petrelli	Director

By:	*		June 21, 2019
	Mr. Stanley M. McCabe	Director

By:	*		June 21, 2019
	Mr. Clayton E. Woodrum	Director

* By:	/s/ William R. Broaddrick
Name:	William R. Broaddrick
Attorney-in-Fact